UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2023

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Promissory Note

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2023, EDOC Acquisition Corp., a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $124,931.55 to American Physicians LLC, Delaware limited liability company, the Company’s sponsor (the “Extension Funds”), pursuant to which the Extension Funds will be deposited into the Company’s trust account (the “Trust Account”) for each Class A ordinary share of the Company (“Public Share”) that was not redeemed in connection with the extension of the Company’s termination date from August 12, 2023 to November 12, 2023 that was approved at the Extension Meeting (as defined below).

The principal amount of this Note may be drawn down in three equal amounts of $41,643.85, in order for the Company to deposit a pro rata portion of the Extension Funds into the Trust Account, which equates to $0.05 per remaining Public Share, for each calendar month (commencing on August 12, 2023 and on the 12th day of each subsequent month) until November 12, 2023, that is needed to complete an initial business combination (the “Business Combination”). On or by August 18, 2023, the first installment of the Extension Funds will be deposited into the Trust Account. After such funding, the Trust Account will contain approximately $11.28 per remaining Public Share outstanding.

Rights Agreement Amendment

On August 15, 2023, the Company and Continental Stock Transfer & Trust Company entered into an amendment (the “Amended Rights Agreement”) to that certain Rights Agreement, dated as of November 9, 2020.

The foregoing description is qualified in its entirety by reference to the Note and the Amended Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K under the caption “Promissory Note” is incorporated by reference in this Item 2.03.

Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item  5.07 Submission of Matters to a Vote of Security Holders.

On August 10, 2023, the Company held an extraordinary general meeting of shareholders (the “Extension Meeting”) to amend the Company’s amended and restated memorandum and articles of association (the “Charter Amendment”) to extend the date by which the Company has to consummate an initial business combination from August 12. 2023 to November 12, 2023 (the “Extension Amendment Proposal”). There were 3,658,378 ordinary shares of the Company issued and outstanding on July 21, 2023, the record date for the Extension Meeting. At the Extension Meeting, there were 2,561,974 ordinary shares present in person or by proxy, representing approximately 70.03% of the total ordinary shares outstanding as of the record date, which constituted a quorum.

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
2,532,292	29,591	91

Shareholders holding 21,501 shares of the Company’s ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”). As a result, approximately $241,574.33 (approximately $11.23 per share) will be removed from the Trust Account to pay such holders.

A form of the Charter Amendment, effective as of August 10, 2023, is attached as Exhibit 3.1 hereto and is incorporated by reference. The Company will file the Charter Amendment with the Cayman Islands Registrar of Companies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fifth Amended and Restated Memorandum and Articles of Association of the Company
10.1	Promissory Note, dated August 15, 2023
10.2	Amendment No. 1 to Rights Agreement, dated August 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDOC Acquisition Corp.

Date: August 16, 2023	By:	/s/ Kevin Chen
		Name:	Kevin Chen
		Title:	Chief Executive Officer

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